POWER OF ATTORNEY


I, Blythe J. McGarvie, do hereby nominate, constitute and appoint each of James M. Michener, Paul H. Eddy and Anthony M. Pepper as my true and lawful attorneys-in-fact and agents, to act in my name, place and stead, to perform any and all acts and things and to execute any and all instruments and documents on my behalf in connection with the filings to be made with the Securities and Exchange
Commission ("SEC") pursuant to (i) SEC Rule 144, and (ii) Section 16 of the Securities Exchange Act
 of 1934, as amended, and the rules and regulations promulgated thereunder, including but not limited to the preparation and filing of Forms 3, 4 and 5, and any amendments thereto, as they relate to my beneficial ownership of Travelers Property Casualty
Corp. securities, and to execute and deliver any other documents or reports as may be necessary in connection therewith.

I hereby give and grant to the above-named attorneys-in-fact full power and authority to undertake any and all actions deemed necessary, proper or convenient in connection with the above-stated reporting requirements as fully as I might or could do if personally present to execute and deliver such documents.

I hereby consent to, ratify and confirm all that the said attorneys-in-fact shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney shall remain in full force and effect from this date forward until revoked or modified by me. This Power of Attorney shall not be affected by the subsequent disability or incompetence of the principal. I hereby revoke any prior
Powers of Attorney relating to the foregoing acts.

IN WITNESS WHEREOF, I have hereunto signed my name this 24th day of July, 2003.



	Blythe J. McGarvie

STATE OF
				ss.:
COUNTY OF

On the ___ day of ______________, 2003 before me
personally came Blythe J. McGarvie to me known to be the individual described in and who executed the foregoing instrument, and acknowledged that she executed the same.


Notary Public
Commissioner of the Superior Court